UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): April 20, 2007

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation)		Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01. Other Events

On April 20, 2007, Cal Maine Foods, Inc. (the “Company”) issued a press release announcing the acquisition of the assets of the shell egg division of Georges, Inc., an Arkansas poultry producer. The assets acquired will be held and operated by Benton County Foods, LLC, which is jointly owned by the Company and Country Creek Farms, LLC (“Country Creek”). Country Creek, headquartered in Arkansas, is one of the largest egg marketers in the United States.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release issued by the Company on April 20, 2007

SIGNATURES

CAL-MAINE FOODS, INC.

Date: April 24, 2007	By:	/s/ Fred R. Adams, Jr.
Fred R. Adams, Jr. Chairman of the Board and Chief Executive Officer